Exhibit 10.22

May 12, 2006

Mr. Thomas H. McLain

15975 Laurel Creek Drive

Delray Beach, FL 33446

Re:	Restricted Stock Agreement Between Nabi Biopharmaceuticals and Thomas H. McLain

Dear Mr. McLain:

I am pleased to report that for good and valuable consideration, receipt of which is hereby acknowledged, Nabi Biopharmaceuticals, a Delaware corporation (the “Company”), does hereby award to you (the “Awardee”) Twenty Thousand (20,000) shares of Common Stock of the Company (the “Shares”), effective May 12, 2006 (the “Date of Award”) pursuant to the terms of the Company’s 2000 Equity Incentive Plan, as amended (the “Plan”), and the terms and conditions set forth below in this Restricted Stock Agreement. A copy of the Plan is attached hereto and is incorporated herein in it entirety by reference.

The Awardee hereby accepts the Shares subject to all of the provisions of the Plan, and upon the following additional terms and conditions:

1. The Shares shall become vested (i.e. nonforfeitable) as follows: (i) if the Awardee is employed by the Company on the first anniversary of the date hereof, to the extent of 25% of the Shares; (ii) if the Awardee is employed by the Company on the second anniversary of the date hereof, to the extent of an additional 25% of the Shares; (iii) if the Awardee is employed by the Company on the third anniversary of the date hereof, to the extent of an additional 25% of the Shares; and (iv) if the Awardee is employed by the Company on the fourth anniversary of the date hereof, to the extent of the remaining Shares. In the event that Awardee’s employment by the Company terminates before any or all of the Shares have become vested (except to the extent provided in the Plan), all unvested Shares will be forfeited to the Company automatically and without notice to the Awardee on the date the Awardee’s employment is so terminated.

2. Until they vest, the Shares are referred to herein as “Restricted Stock.” Except as otherwise set forth herein, Restricted Stock shall not be transferred, assigned, pledged or otherwise encumbered during the period beginning on the Award Date and ending on date that the Shares fully vest pursuant to Section 1 (the “Restricted Period”). Any attempt at any transfer, assignment, pledge, or other disposition during the Restricted Period shall be null and void and without effect and shall cause the immediate forfeiture of all shares of Restricted Stock. Restricted Stock that is forfeited shall be immediately transferred to the Company without any payment by the Company. The Company shall have the full right to cancel certificates evidencing such forfeited shares automatically upon such forfeiture, whether or not such certificates shall have been surrendered to the Company. Following such forfeiture, the Awardee shall have no further rights with respect to such forfeited shares of Restricted Stock.

3. Promptly following the date the Shares vest, the Company shall deliver to the Awardee or the person or persons to whom rights under this Agreement shall have passed by bequest or inheritance, as the case may be, a stock certificate for the vested Shares free of the restrictions and legend set forth in this Agreement.

4. Any stock certificate representing the Restricted Stock awarded hereunder shall be: (i) affixed with the following legend: “The shares represented by this certificate are subject to forfeiture and restrictions on transfer pursuant to the terms of a Restricted Stock Agreement between the Company and the record holder of this certificate, a copy of which is available for inspection at the offices of the Company or may be made available upon request;” and (ii) deposited with the Company, together with a stock power endorsed by the Awardee in blank (in the form attached as Exhibit A hereto). At the expiration of the Restricted Period, as set forth herein, the Company shall deliver any such certificates to the Awardee. Absent willful misconduct by the Company, it shall be exempted from any responsibility or liability for any delivery or delay in delivery pursuant to this Agreement and for any other act or omission.

5. Subject to the restrictions contained in this Agreement, Awardee shall have the rights of a stockholder with respect to the Shares, including the right to vote the Shares, including Restricted Stock, and to receive all dividends, cash or stock, paid or delivered thereon, from and after the date hereof. Forfeiture of Restricted Stock pursuant to this Agreement shall not create any obligation to repay dividends received as to such Restricted Stock during the Restricted Period, nor shall such forfeiture invalidate any votes given by Awardee with respect to such Shares prior to forfeiture.

6. The parties hereto recognize that the Company may be obligated to withhold federal, state and local income taxes and social security taxes to the extent that the Awardee realizes ordinary income in connection with the vesting of the Restricted Stock or the payment of dividends on the Restricted Stock. The Awardee agrees that the Company or a subsidiary or an affiliate of the Company may withhold amounts needed to cover such taxes from payments otherwise due and owing to the Awardee, and also agrees that upon demand by the Company the Awardee will immediately pay to the Company any additional amounts as may be necessary to satisfy such withholding tax obligation. Such payment shall be made in cash or cash equivalent.

7. Awardee acknowledges and agrees that nothing herein or in the Plan, nor any of the rights granted hereunder or thereunder to Awardee, shall be construed to (a) give Awardee the right to remain employed by the Company or to continue to receive any employee benefits, or (b) in any manner restrict the right of the Company to modify, amend or terminate any of its employee benefit plans.

8. Any and all grants or deliveries of Shares hereunder shall constitute special incentive payments to the Awardee and shall not be taken into account in computing the amount of salary or compensation of the Awardee for the purpose of determining any pension, retirement, death or other benefits under (a) any pension, retirement, profit-sharing, bonus, life insurance, 401(k) or other employee benefit plan of the Company, or any of their affiliates, or (b) any agreement between the Company or any of their affiliates on the one hand, and the Awardee on the other hand, except as such plan or agreement shall otherwise expressly provide or may otherwise provide following a change of control.

9. The law of the State of Delaware, except its law with respect to choice of law, shall be controlling in all matters relating to this Agreement.

10. This Agreement embodies the entire agreement of the parties hereto with respect to the Shares awarded hereunder, and all other matters contained herein. This Agreement supersedes and replaces any and all prior oral or written agreements with respect to the subject matter hereof. This Agreement may be amended, and any provision hereof waived, but only in writing signed by the party against whom such amendment or waiver is sought to be enforced. A waiver on one occasion shall not be deemed to be a waiver of the same or any other breach on a future occasion. If there is any inconsistency between the provisions of this Agreement and of the Plan, the provisions of the Plan shall govern.

WITNESS the execution hereof as of 12th day of May, 2006.

Nabi Biopharmaceuticals

By	/s/ Joseph Johnson
Joseph Johnson, Senior Vice President,
People, Process and Technology

By signing this Restricted Stock Agreement below, the Awardee hereby acknowledges and agrees that he/she has read, understands and accepts and agrees to all of the terms and conditions set forth herein and set forth in the Nabi 2000 Equity Incentive Plan

/s/ Thomas H. McLain
Awardee Signature

Thomas H. McLain
Print Name

Exhibit A

STOCK TRANSFER POWER

FOR VALUE RECEIVED, I hereby sell, assign and transfer unto Nabi Biopharmaceuticals                                          (                ) shares of Common Stock of Nabi Biopharmaceuticals standing in my name on the books of said corporation and represented by stock certificate no.                 representing all of such shares and hereby irrevocably constitute and appoint                                         , attorney for such transfer of said stock on the books of said corporation with full power of substitution in the premises.

Dated

Print name:

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